Exhibit 7
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                                                                  July 28, 1995



U.S. Intec, Inc.
1212 Brai Drive
Port Arthur, Texas 77643

Attention:  Danny J. Adair



                           CONFIDENTIALITY AGREEMENT
                           -------------------------

Dear Sirs:

     In connection with our interest in pursuing a negotiated transaction (the "Transaction") involving the acquisition of U.S. Intec, Inc. (the "Company"), the Company and/or one or more of its subsidiaries or affiliates (the Company and its subsidiaries and affiliates are hereinafter collectively referred to as the "Affiliated Entities), are furnishing us and/or our Representatives (as defined below) at our request with certain information which is either non-public, confidential or proprietary in nature. All information (including any information furnished prior to the execution of this Agreement) furnished to us or any Person (as hereinafter defined) acting with us or on our behalf, including without limitation, our directors, officers, partners, lenders, employees, agents, representatives, financial advisors, attorneys, accountants, reserve and valuation experts and consultants (collectively, our "Representatives"), by the Affiliated Entities or any person acting on their behalf (collectively, their "Representatives"), and all reports, analyses, compilations, data, studies and other materials (in whatever form maintained, whether documentary, computer storage or otherwise) prepared by us or our Representatives containing or based, in whole or in part, on any such furnished information or reflecting our review of, or interest in, the Transaction are hereinafter collectively referred to as the "Information." In consideration of our being furnished with the Information, we agree that:

1. Subject to paragraph 6 below, the Information will be kept confidential and will not, without the prior written consent of the Company, be disclosed by us or our Representatives, in whole or in part, and will not be used by us or our Representatives, directly or indirectly, for any purpose other than in connection with evaluating the Transaction. Moreover, we agree to disclose that we are evaluating the Transaction and transmit Information to our Representatives only if and to the extent that such Representatives need to know the Information for the purpose of evaluating the Transaction and are informed by us of the confidential nature of the Information and agree to be bound by the terms of this Agreement. We agree to be responsible for any actions























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     by our Representatives which are not in accordance with our agreement herein regarding the conduct of our Representatives.

2. Without the prior written consent of the other, each of us and our respective Representatives will not disclose to any other Person any information regarding our involvement in a possible transaction, including that Information has been made available, except as required by law and then only with prior written notice as soon as possible to the other. The term "Person" as used in this letter shall be interpreted broadly to include, without limitation, any corporation, company, entity, trust, group, partnership or individual.

3. The Information and all copies thereof will be destroyed (and such destruction will be confirmed in writing to the Company) or returned immediately to the Company, without retaining any copies or extracts thereof, if we do not within a reasonable time proceed with the Transaction, or upon request by the Company at any time; provided that we may retain one copy of Information in our legal department to monitor compliance with this Agreement.

4. The term "Information" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by us or anyone to whom we or any of our Representatives transmit any Information in violation of this Agreement, (ii) is or becomes known or available to us on a non-confidential basis and not in contravention of applicable law from a source (other than an Affiliated Entity or one of its Representatives) which we have reason to believe is entitled to disclose it to us on such basis, or (iii) is independently developed by us without access to the Information.

5. We (i) acknowledge that neither the Affiliated Entities nor any of their respective Representatives makes any representation or warranty (express or implied) as to the accuracy or completeness of the Information, and
     (ii) agree, to the full extent permitted by law, that neither the Affiliated Entities nor any of their respective Representatives shall have any liability whatsoever to us or to any of our Representatives on any basis (including, without limitation, in contract, tort, under federal or state securities laws, or otherwise) as a result of our participation in the Transaction and the use of the Information by us and our Representatives; provided, however, that any specific representations and warranties which may be made in connection with the Transaction (and only those specific representations and warranties made) in a definitive agreement, when, as and if it is executed, and subject to such limitations and restrictions as may be specified in such definitive agreement, including, without limitation, limitations on survival, shall have legal effect.

6. Should any person seek to legally compel us or anyone to whom we transmit the Information pursuant to this Agreement (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demands or otherwise) to disclose




















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     any of the Information, we will provide the Company with prompt written notice so that the Company may seek (at its expense) a protective order or other appropriate remedy (including by participating in any proceeding to which we are a party, which at the Company's request we will use our best efforts (to no expense to us) to permit the Company to do) and/or waive compliance with the provisions of this Agreement. In any event, we will furnish only that portion of the Information which is legally required and will exercise our best efforts (at no expense to us) to obtain reliable assurance that confidential treatment will be accorded the Information.

7. It is further understood and agreed that no failure or delay by the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power or privilege hereunder.

8. This Agreement shall inure to the benefit of and be binding upon the Affiliated Entities and us and our respective heirs, successors and assigns, including any successor to the Affiliated Entities or substantially all of their or our assets or business, by merger, consolidation, purchase of assets, purchase of stock or otherwise.

9. We agree that the Affiliated Entities would be irreparably injured by a breach of this Agreement by us or our Representatives and that the Affiliated Entities shall be entitled to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement by us or our Representatives, but shall be in addition to all other remedies available at law or equity. We agree that the Company shall have the right to enforce all the terms of this Agreement on behalf of the Affiliated Entities.

10. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN SUCH STATE.

11. We also understand and agree that no contract or agreement providing for a Transaction shall be deemed to exist between you and the Company or any of the other shareholders of the Company unless and until a Definitive Agreement has been executed and delivered, and we hereby waive, in advance, any claims (including, without limitation, breach of contract) in connection with the Transaction unless and until we shall have entered into a Definitive Agreement. We also agree that unless and until a Definitive Agreement between the Company or any of the shareholders of the Company and you with respect to a Transaction has been executed and delivered, neither of us or our stockholders has any legal obligation of any kind whatsoever with respect to any such Transaction by virtue of this Agreement or any other written or oral expression with respect to such Transaction except, in case of this Agreement, for the matters specifically agreed to herein. For




















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     purposes of this paragraph, the term "Definitive Agreement" does not include an executed letter of intent or any other preliminary written agreement, unless a statement to that effect is explicitly made in any such letter or agreement nor does it include any written or verbal acceptance of an offer or bid on your part. Neither this paragraph nor any other provision in this Agreement may be waived or amended except by written consent of the Company and you, which consent shall specifically refer to this paragraph (or such other provisions) and explicitly make such waiver or amendment.


                              Very truly yours,


                              G-I Holdings

                              /s/ James P. Rogers
                              -------------------------------------------------


                              By:
                                 ----------------------------------------------
                              Title: SVP/CFO
                                    -------------------------------------------
                              Date:  28 JULY 95
                                   --------------------------------------------


AGREED TO AND ACCEPTED:

U.S. INTEC, INC.


By: /s/ Danny J. Adair
   ----------------------
Title: PRES.
      ------------------------
Date:  7-28-95
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